Exhibit 10.2

Execution Version

WestPark Capital, Inc.

1800 Century Park East, Suite 220

Los Angeles, CA 90067

November 3, 2025

Shuttle Pharmaceuticals Holdings, Inc.

401 Professional Drive, Suite 260

Gaithersburg, MD 20879

Attention: Christopher Cooper, CEO

Dear Mr. Cooper:

Subject to the terms and conditions of this letter agreement (the “Agreement”), between WestPark Capital, Inc., as the exclusive placement agent (“Placement Agent”), and Shuttle Pharmaceuticals Holdings, Inc., a corporation incorporated under the laws of the state of Delaware (the “Company”), the parties hereby agree the Placement Agent shall serve as the exclusive placement agent for the Company, on a “reasonable best efforts” basis, in connection with the proposed placement (the “Placement”) of (i) shares (the “Shares”) of common stock of the Company, par value, $0.00001 per share (the “Common Stock”) and (ii) pre-funded warrants to purchase Common Stock (the “Pre-Funded Warrants”). The Shares and Pre-Funded Warrants sold in the Placement are referred to herein as the “Securities.” The Securities will be offered pursuant to an exemption from the registration requirements of Section 5 of the Securities Act contained in Section 4(a)(2) thereof and/or Regulation D thereunder. The documents executed and delivered by the Company and the Purchasers (as defined below), as applicable, in connection with the Placement, including, without limitation, a securities purchase agreement (the “Purchase Agreement”) and Pre-Funded Warrant certificates, shall be collectively referred to herein as the “Transaction Documents.”

The Placement Agent may retain other brokers or dealers to act as sub-agents or selected-dealers on its behalf in connection with the Placement.

The terms of the Placement shall be mutually agreed upon by the Company and the purchasers listed in the Purchase Agreement (each, a “Purchaser” and collectively, the “Purchasers”), and nothing herein shall imply that the Placement Agent would have the power or authority to bind the Company or any Purchaser, or shall imply that the Company has an obligation to issue any Securities or complete the Placement. The Company expressly acknowledges and agrees that the Placement Agent’s obligations hereunder are on a reasonable best efforts basis only and that the execution of this Agreement does not constitute a commitment by the Placement Agent to purchase the Securities and does not ensure the successful placement of the Securities or any portion thereof or the success of the Placement Agent with respect to securing any other financing on behalf of the Company. Certain affiliates of the Placement Agent may participate in the Placement by purchasing some of the Securities. The sale of Securities to any Purchaser will be evidenced by the Purchase Agreement between the Company and such Purchaser, in a form reasonably acceptable to the Company and the Purchaser, provided, however, certain Purchasers may purchase Securities via verbal orders placed with the Placement Agent. Capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Purchase Agreement. Prior to the signing of any Purchase Agreement, officers of the Company will be available to answer inquiries from prospective Purchasers.

SECTION 1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY; COVENANTS OF THE COMPANY.

A. Representations of the Company. With respect to the Securities, each of the representations and warranties and covenants made by the Company to the Purchasers in the Purchase Agreement in connection with the Placement, is hereby incorporated herein by reference into this Agreement (as though fully restated herein) and is, as of the date of this Agreement and as of the date of the closing of the sale of the Securities hereunder (the “Closing Date”), hereby made to, and in favor of, the Placement Agent. In addition to the foregoing, the Company represents and warrants that, to its knowledge, there are no affiliations with any Financial Industry Regulatory Authority (“FINRA”) member firm among the Company’s officers, directors or any holders of five percent (5.0%) or more of the outstanding shares of Common Stock.

B. Covenants of the Company. The Company covenants and agrees to continue to retain (i) a firm of Public Company Accounting Oversight Board independent registered public accountants for a period of at least two (2) years after the Closing Date and (ii) a competent transfer agent with respect to the Shares for a period of two (2) years after the Closing Date.

The Company agrees that the Purchase Agreement as in effect on the date hereof may not be amended or waived without the prior written consent of the Placement Agent.

SECTION 2. REPRESENTATIONS OF THE PLACEMENT AGENT. The Placement Agent represents and warrants that it (i) is a member in good standing of FINRA, (ii) is registered with the Commission as a broker/dealer under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (iii) is licensed as a broker/dealer under the laws of the United States of America, applicable to the offers and sales of the Securities by the Placement Agent, (iv) is and will be a corporate body validly existing under the laws of its place of incorporation, and (v) has full power and authority to enter into and perform its obligations under this Agreement. The Placement Agent will immediately notify the Company in writing of any change in its status with respect to subsections (i) through (v) above. The Placement Agent covenants that it will use its reasonable best efforts to conduct the Placement hereunder in compliance with the provisions of this Agreement and the requirements of applicable law.

SECTION 3. COMPENSATION. In consideration of the services to be provided for hereunder, the Company shall pay to the Placement Agent or its respective designees on the Closing Date a total cash fee equal to four percent (4.0%) of gross proceeds from the Placement of the total amount of Securities sold. The Placement Agent reserves the right to reduce any item of compensation or adjust the terms thereof as specified herein in the event that a determination shall be made by FINRA that the Placement Agent’s aggregate compensation exceeds the amount allowable under FINRA Rule 5110 or that the terms thereof require adjustment.

SECTION 4. EXPENSES. The Company agrees to pay all costs, fees and expenses incurred by the Company in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including, without limitation: (i) all expenses incident to the issuance, delivery and qualification of the Securities (including all printing and engraving costs); (ii) [reserved]; (iii) all fees and expenses of the registrar and transfer agent of the Shares; (iv) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Securities; (v) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors; (vi) [reserved]; (vii) all filing fees, reasonable attorneys’ fees and expenses incurred by the Company in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Securities for offer and sale under the state securities or blue sky laws or the securities laws of any other country; and (viii) the fees and expenses associated with including the Shares on the Trading Market. Notwithstanding the foregoing, any advance received by the Placement Agent will be reimbursed to the Company to the extent not actually incurred in compliance with FINRA Rule 5110(g)(4)(A).

SECTION 5. INDEMNIFICATION.

A. To the extent permitted by law, with respect to the Securities, the Company will indemnify the Placement Agent and its affiliates, stockholders, directors, officers, employees, members and controlling persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) (each such entity or person, an “Indemnified Person”) from and against all claims, actions, suits, proceedings (including those of stockholders), damages, costs and liabilities (collectively, “Claims”), and shall reimburse each Indemnified Person for all reasonable fees and expenses (including the reasonable fees and expenses of counsel) (collectively, the “Expenses”) as they are incurred by an Indemnified Person in investigating, preparing, pursuing or defending any Claim that is caused by, arises out of, or is based upon any actions taken or omitted to be taken by the Company or any Indemnified Person in connection with this Agreement; provided, however, the Company will not be responsible for any Claims or Expenses of any Indemnified Person that are judicially determined to have resulted primarily from such Indemnified Person’s (x) willful misconduct, fraud, violation of law or gross negligence in connection with any of the action, inaction or the services described herein, or (y) use of any offering materials or information concerning the Company in connection with the offer or sale of the Securities in the Placement, which were not authorized for such use by the Company and which use constitutes gross negligence, fraud, violation of law or willful misconduct. Notwithstanding the foregoing, and for the avoidance of doubt, it is mutually understood and agreed that the Company acknowledges and agrees that the Placement Agent may rely upon, and is an express third-party beneficiary of, the representations, warranties, and applicable covenants set forth in any agreements with the Purchasers in connection with the Offering.

B. Promptly after receipt by the Placement Agent of notice of any claim or the commencement of any action or proceeding with respect to which the Placement Agent is entitled to indemnity hereunder, the Placement Agent will promptly notify the Company in writing of such claim or of the commencement of such action or proceeding, but failure to so notify the Company shall not relieve the Company from any obligation it may have hereunder, except and only to the extent such failure results in the forfeiture by the Company of substantial rights and defenses. If the Company so elects or is requested by the Placement Agent, the Company will assume the defense of such action or proceeding and will employ counsel reasonably satisfactory to the Placement Agent and will pay the fees and expenses of such counsel. Notwithstanding the preceding sentence, the Placement Agent will be entitled to employ its own counsel separate from counsel for the Company and from any other party in such action if counsel for the Placement Agent reasonably determines that it would be inappropriate under the applicable rules of professional responsibility for the same counsel to represent both the Company and the Placement Agent. In such event, the reasonable fees and disbursements of no more than one such separate counsel will be paid by the Company, in addition to fees of local counsel. The Company will have the right to settle the claim or proceeding, provided that the Company will not settle any such claim, action or proceeding without the prior written consent of the Placement Agent, which will not be unreasonably withheld, unless such settlement includes an unconditional resale of the Placement Agent from all liability arising out of such claim, action or proceeding.

D. The Company agrees to notify the Placement Agent promptly of the assertion against it or any other person of any claim or the commencement of any action or proceeding relating to a transaction contemplated by this Agreement.

E. If for any reason the foregoing indemnity is unavailable to the Placement Agents or insufficient to hold the Placement Agents harmless, then the Company shall contribute to the amount paid or payable by the Placement Agents as a result of such Claim or Expenses in such proportion as is appropriate to reflect (a) the relative benefits to the Company on the one hand, and the Placement Agent on the other hand, in connection with the Placement, (b) the relative fault of the parties, and (c) other equitable considerations; provided, however, that in no event shall the amount to be contributed by the Placement Agent exceed the fees actually received by the Placement Agent under this Agreement. Notwithstanding the immediately preceding sentence, to the extent the exception to indemnification contemplated by Paragraph A of this Section applies with respect to the Placement Agent, the Company shall contribute to the amount paid or payable by the Placement Agent as a result of such Claim or Expenses in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and the Placement Agent, on the other hand, in connection with the matters contemplated by the Agreement; provided, however, that in no event shall the amount to be contributed by Placement Agent exceed the fees actually received by Placement Agents under the Agreement. The Company agrees that for the purposes of this paragraph the relative benefits to the Company and the Placement Agent of the contemplated transaction (whether or not such transaction is consummated) shall be deemed to be in the same proportion that the aggregate cash consideration payable (or contemplated to be payable) in such transaction bears to the fees paid or payable to the Placement Agent under the Agreement.

F. These indemnification provisions shall remain in full force and effect whether or not the transaction contemplated by this Agreement is completed and shall survive the termination of this Agreement, and shall be in addition to any liability that the Company might otherwise have to any indemnified party under this Agreement or otherwise.

SECTION 6. STANDSTILL.

A. [Reserved]

B. Restriction on Sales of Capital Stock. The Company, on behalf of itself and any successor entity, agrees that, without the prior written consent of the Placement Agent, which will not be unreasonably withheld, it will not, for a period beginning on the Closing Date and ending on the date that is fifteen (15) days after the Closing Date, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (ii) file or cause to be filed any registration statement with the Commission relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company, other than the filing of a registration statement solely with respect to securities issued or issuable pursuant to any equity incentive plan duly adopted for such purpose by the Board of Directors or a committee of non-employee directors established for such purpose for services rendered to the Company, on Form S-8; (iii) complete any offering of debt securities of the Company, (iv) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company, whether any such transaction described in clause (i), (ii), (iii) or (iv) above is to be settled by delivery of shares of capital stock of the Company or such other securities, in cash or otherwise, (v) effect or enter into an agreement to effect any issuance by the Company or any of its subsidiaries of capital stock of the Company or its subsidiaries or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company or its subsidiaries involving a Variable Rate Transaction (as defined herein); or (v) purchase any shares of the Company or any of its subsidiaries’ capital stock, other than repurchases at cost or without cost pursuant to the terms of the Company’s or such subsidiary’s stock option and restricted stock purchase agreements.

The restrictions contained in this Section 6(B) shall not apply to (i) the Securities, (ii) the issuance of shares of capital stock of the Company in connection with any warrant, option or convertible security of the Company that is outstanding prior to the date of this Agreement, (ii) the adoption of an equity incentive plan approved by the Company’s independent directors, and the grant of awards or equity pursuant to any such equity incentive plan or existing plan to officers, directors, employees or consultants of the Company or any of its subsidiaries, and the filing of a registration statement on Form S-8 relating thereto., and (iii) any Exempt Issuance (as defined in the Purchase Agreement).

SECTION 7. ENGAGEMENT TERM. The Placement Agent’s engagement hereunder will be until the earlier of (i) the 15th day after the date of this Agreement and (ii) the Closing Date (such date, the “Termination Date”). Either party may terminate this Agreement at any time upon five (5) days’ written notice to the other party, effective upon receipt of such notice by the other party. Notwithstanding anything to the contrary contained herein, the provisions concerning the Company’s obligation to pay any fees actually earned pursuant to Section 3 hereof and any reimbursable expenses actually incurred and reimbursable pursuant to Section 4 hereof and the provisions concerning confidentiality, indemnification and contribution contained herein will survive any expiration or termination of this Agreement. If this Agreement is terminated prior to the completion of the Placement (other than, with regard to fees set forth in Section 3, termination by the Company for cause) all fees due to the Placement Agent as set forth in Section 3 and 4 shall be paid by the Company to the Placement Agent on or before the Termination Date (in the event such fees are earned or owed as of the Termination Date). The Placement Agent agrees not to use any confidential information concerning the Company provided to the Placement Agent by the Company for any purposes other than those contemplated under this Agreement.

SECTION 8. PLACEMENT AGENT INFORMATION. The Company agrees that any information or advice rendered by the Placement Agent in connection with this engagement is for the confidential use of the Company only in their evaluation of the Placement and, except as otherwise required by law, the Company will not disclose or otherwise refer to the advice or information in any manner without the Placement Agent’s prior written consent.

SECTION 9. NO FIDUCIARY RELATIONSHIP. This Agreement does not create, and shall not be construed as creating rights enforceable by any person or entity not a party hereto, except those entitled hereto by virtue of the indemnification provisions hereof. The Company acknowledges and agrees that the Placement Agent is not and shall not be construed as a fiduciary of the Company and shall have no duties or liabilities to the equity holders or the creditors of the Company or any other person by virtue of this Agreement or the retention of the Placement Agent hereunder, all of which are hereby expressly waived.

SECTION 10. CLOSING. The obligations of the Placement Agent, and the closing of the sale of the Securities hereunder are subject to the accuracy, when made and on the Closing Date, of the representations and warranties on the part of the Company contained herein and in the Purchase Agreement and/or Transaction Documents, to the performance by the Company of its obligations hereunder and under the Purchase Agreement and/or Transaction Documents, and to each of the following additional terms and conditions, except as otherwise disclosed to and acknowledged and waived by the Placement Agent:

A. All corporate proceedings and other legal matters incident to the authorization, form, execution, delivery and validity of each of this Agreement, the Securities, and all other legal matters relating to this Agreement and the transactions contemplated hereby with respect to the Securities shall be reasonably satisfactory in all material respects to the Placement Agent.

B. A legal opinion of Sullivan & Worcester LLP, in a form reasonably acceptable to the Placement Agent and Purchasers.

C. [Reserved].

D. [Reserved].

E. [Reserved].

F. The Common Stock shall have been registered under the Exchange Act. The Company shall have taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting or suspending from trading the Common Stock from the Trading Market or other applicable U.S. national exchange, nor has the Company received any information suggesting that the Commission or the Trading Market or other U.S. applicable national exchange is contemplating terminating such registration or listing.

G. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would, as of the Closing Date, prevent the issuance or sale of the Securities or materially and adversely affect or potentially and adversely affect the business or operations of the Company; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance or sale of the Securities or materially and adversely affect or potentially and adversely affect the business or operations of the Company.

H. The Company shall have entered into a Purchase Agreement with each of the Purchasers of the Purchased Securities and such agreements shall be in full force and effect and shall contain representations, warranties and covenants of the Company as agreed upon between the Company and the Purchasers.

I. [Reserved].

J. [Reserved].

K. Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, in the Placement Agent’s sole judgment after consultation with the Company, there shall not have occurred any material adverse effect or development involving a prospective material adverse change in the condition or the business activities, financial or otherwise, of the Company.

L. The Placement Agent shall have received (i) a customary Officers’ Certificate, executed and delivered by the Company’s executive officers, as to the accuracy of the representations and warranties contained in the Purchase Agreement and (ii) a Secretary’s Certificate executed and delivered by the Company’s corporate secretary certifying that (A) the Company’s charter documents are true and complete, have not been modified and are in full force and effect ; (B) that the resolutions of the Company’s Board of Directors relating to the Placement are in full force and effect and have not been modified; (C) as to the incumbency of the officers of the Company and (D) other customary certifications reasonably satisfactory to the Placement Agent.

M. On or before the Closing Date, the Placement Agent and counsel for the Placement Agent shall have received such information and documents as they may reasonably require in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any of the conditions specified in this Section 10 shall not have been fulfilled when and as required by this Agreement, all obligations of the Placement Agent hereunder may be cancelled by the Placement Agent at, or at any time prior to, the Closing Date. Notice of such cancellation shall be given to the Company in writing or orally. Any such oral notice shall be confirmed promptly thereafter in writing.

SECTION 11. GOVERNING LAW. This Agreement will be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made and to be performed entirely in such State. This Agreement may not be assigned by either party without the prior written consent of the other party. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns. Any right to trial by jury with respect to any dispute arising under this Agreement or any transaction or conduct in connection herewith is waived. Any dispute arising under this Agreement may be brought into the courts of the State of New York or of the United States of America, in each case sitting in the County and State of New York and, by execution and delivery of this Agreement, the Company hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of such courts. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by delivering a copy thereof via overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

SECTION 12. ENTIRE AGREEMENT/MISCELLANEOUS. This Agreement constitutes the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, and representations, whether oral or written, except as expressly provided in that certain engagement letter entered into by and between the Placement Agent and the Company dated October 15, 2025 (the “Engagement Letter”). For the avoidance of doubt, this Agreement relates solely to the Securities offering contemplated by this Placement, and, in the event of any conflict between the terms of this Agreement and the Engagement Letter, the terms of the Engagement Letter shall control. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination shall not affect any other provision of this Agreement, which shall remain in full force and effect. This Agreement may be amended, modified, or waived only by an instrument in writing signed by the Company and the Placement Agent. The representations, warranties, agreements, and covenants contained herein shall survive the Closing Date of the Placement and delivery of the Securities. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed signature page by facsimile or in .pdf format shall be effective as delivery of a manually executed counterpart.

SECTION 13. NOTICES. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is sent to the email address specified on the signature pages attached hereto prior to 5:30 p.m. (New York City time) on a business day, (b) the next business day after the date of transmission, if such notice or communication is sent to the email address on the signature pages attached hereto on a day that is not a business day or later than 5:30 p.m. (New York City time) on any business day, (c) the third business day following the date of mailing, if sent by U.S. internationally recognized air courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages hereto.

SECTION 14. Press Announcements. The Company agrees that the Placement Agent shall, on and after the Closing Date, have the right to reference the Placement and the Placement Agent’s role in connection therewith in the Placement Agent’s marketing materials and on its website and to place advertisements in financial and other newspapers and journals, in each case at its own expense.

SECTION 15. TAIL FINANCING. The Placement Agent shall be entitled to compensation in the form of the cash fees calculated in the manner described in Section 3 hereto with respect to any public or private offering or other financing or capital-raising transaction of any kind (each, a “Tail Financing”) for a period of twelve months from the Closing Date, to the extent that such financing or capital is provided to the Company by an investor whom the Placement Agent introduced to the Company and conducted discussions with respect to the Placement. Notwithstanding anything herein to the contrary, the right to receive a Tail Financing fee shall be subject to FINRA Rule 5110(g)(5)(B), and the Company shall have a right of termination for cause in connection with this Agreement. The Company’s exercise of its right to terminate for cause will eliminate any obligations with respect to the payment of any termination fee or provision of any tail financing fee, including the Tail Financing. Notwithstanding anything herein to the contrary, all fees that would otherwise be owed to the Placement Agent or to any investor participating in this Placement pursuant to the Engagement Letter in respect of this Placement, other than as specifically set forth in Section 3 and Section 15, are hereby waived for this Placement only.

[The remainder of this page has been intentionally left blank.]

Please confirm that the foregoing correctly sets forth our agreement by signing and returning to the Placement Agent the enclosed copy of this Agreement.

Very truly yours,

WESTPARK CAPITAL, INC.

By:	/s/ Richard Rappaport
Name:	Richard Rappaport
Title:	CEO

Address for notice:

1800 Century Park East, Suite 220

Los Angeles, CA 90067

Attention: Rick Rappaport, CEO

Email: [  ]

with a copy (which shall not constitute notice) to:

Lucosky Brookman LLP

101 Wood Avenue South, 5th Floor

Woodbridge, NJ 08830

Attention: Joseph M. Lucosky

E-mail: jlucosky@lucbro.com

Accepted and agreed to as of the date first written above:

SHUTTLE PHARMACEUTICALS HOLDINGS, INC.

By:	/s/ Christopher Cooper
Name:	Christopher Cooper
Title:	CEO

Address for notice:

401 Professional Drive, Suite 260

Gaithersburg, MD

Attention: Christopher Cooper, CEO

E-mail: [  ]

with a copy (which shall not constitute notice) to:

Sullivan & Worcester LLP

1251 Avenue of the Americas

New York, NY 10020

Attention: David Danovitch; Aaron M. Schleicher, Esq.

Email: ddanovitch@sullivanlaw.com; aschleicher@sullivanlaw.com

[Signature Page to Placement Agent Agreement]